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                                                                    Exhibit 99.5

                                  July 23, 1997
Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Outdoor Systems, Inc.
                  Registration Statement on Form S-4 (Reg. No. 333-30957)

Ladies and Gentlemen:

         This letter is provided by Outdoor Systems, Inc. (the "Company") in connection with the Exchange Offer to be made by the Company pursuant to the above-referenced Registration Statement as amended by Amendment No. 1 thereto (the "Registration Statement"). Capitalized terms used and not otherwise defined herein have the meaning assigned thereto in the Registration Statement.

         The Company has not entered into any arrangement or understanding with any person to distribute the Exchange Notes and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be received in the Exchange Offer. In this regard, the Company will make each person participating in the Exchange Offer aware that if such person is participating in the Exchange Offer for the purpose of distributing the Exchange Notes to be acquired in the Exchange Offer, such person (i) could not rely on the Securities and Exchange Commission's staff position enunciated in Exxon Capital Holdings Corporation (available April 13,
1989) or interpretive letters to similar effect and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with a secondary resale transaction. The Company acknowledges that such a secondary resale transaction by such person participating in the Exchange Offer for the purpose of distributing the Exchange Notes should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K.

                                         Very truly yours,

                                         OUTDOOR SYSTEMS, INC.


                                         By:      /s/ BILL M. BEVERAGE
                                                  ----------------------------
                                                  Bill M. Beverage
                                                  Chief Financial Officer,
                                                  Treasurer and Secretary

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